                                                                     EXHIBIT 1.1



                                  $86,250,000

                        ASSISTED LIVING CONCEPTS, INC.

              5.625% Convertible Subordinated Debentures Due 2003

                          PLACEMENT AGENCY AGREEMENT
                          --------------------------

                                                             As of April 7, 1998

Schroder & Co. Inc.
787 Seventh Avenue, 5th Floor
New York, New York 10019

Ladies and Gentlemen:

     ASSISTED LIVING CONCEPTS, INC., a Nevada corporation (the "Company"), proposes to issue and sell $75,000,000 aggregate principal amount of its 5.625% Convertible Subordinated Debentures due May 1, 2003 (the "Firm Debentures"), which are convertible into common stock, $.01 par value per share (the "Common Stock"), of the Company, at a conversion price of $26.184 per share, subject to adjustment under certain circumstances. In addition, the Company shall, at your option (the "Option") issue and sell up to an additional $11,250,000 aggregate principal amount of 5.625% Convertible Subordinated Debentures due May 1, 2003 on the terms and conditions set forth below (the "Option Debentures"). The Firm Debentures and, if purchased, the Option Debentures are hereinafter collectively referred to as the "Debentures." The shares of Common Stock issuable upon conversion of the Debentures are hereinafter referred to as the "Conversion Shares." The Debentures are to be issued pursuant to an Indenture to be dated as of April 13, 1998 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). Copies of the Indenture, in substantially final form, have been delivered to you.

     Of the Debentures, the Company proposes to issue and sell (i) a portion thereof (the "4(2) Debentures") to certain investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act ("Section 4(2)") and (ii) the remainder thereof (the "144A Debentures") to Schroder & Co. Inc. in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2), which will be resold by Schroder & Co. Inc. to certain investors pursuant to Rule 144A promulgated under the Securities Act ("Rule 144A"). The offering of the Debentures as contemplated herein is hereinafter referred to as the "Offering."
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     The Company hereby confirms its agreements with Schroder & Co. Inc. as follows:

     1.  Agreements of Schroder & Co. Inc. and the Company.  On the basis of the
         -------------------------------------------------
representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement:

         (a) The Company hereby retains Schroder & Co. Inc. as its exclusive agent in connection with the placement of the 4(2) Debentures for a period commencing on the date hereof and terminating on the Closing Date (as defined in Section 2 hereof) and Schroder & Co. Inc. agrees to act, on a best efforts basis, as the Company's exclusive agent in connection with the placement of the 4(2) Debentures and in connection therewith to introduce the Company to certain "accredited investors" (as such term is defined in Rule 501(a) under the Securities Act) ("Accredited Investors") as prospective purchasers of the 4(2) Debentures. Schroder & Co. Inc. may, in its sole discretion, retain one or more sub-placement agents. The Company agrees to pay to Schroder & Co. Inc. a fee equal to 3% of the gross proceeds to the Company from the sale of the 4(2) Debentures (the "Placement Fee"). Such amount shall be payable by the Company on the Closing Date.

         (b) The Company agrees to issue and sell to Schroder & Co. Inc. and Schroder & Co. Inc. agrees to subscribe and pay for, or procure the subscription and payment for, the 144A Debentures on the Closing Date at a subscription price of 100% of the principal amount of the 144A Debentures, less 3% of the aggregate proceeds to the Company from the sale of the 144A Debentures (the "Subscription Price"). Schroder & Co. Inc. has advised the Company that it will reoffer (the "Exempt Resales") the 144A Debentures purchased by it hereunder solely to persons whom it reasonably believes to be "qualified institutional buyers" ("QIBs"), as such term is defined in Rule 144A. Schroder & Co. Inc. has advised the Company that it will reoffer the 144A Debentures to such purchasers initially at a price equal to 100% of the principal amount of such Debentures.

         (c) The Company hereby grants, for 30 days from the Closing Date, the Option to Schroder & Co. Inc. to purchase the Option Debentures at the same price per Option Debenture as Schroder & Co. Inc. shall pay for the Firm Debentures. If executed, the Closing for the purchase of the Option Debentures shall be governed by Section 2 hereunder. Schroder & Co. Inc. shall not be under any obligation to purchase any of the Option Debentures prior to any exercise of such option. The Option may be exercised only to cover over-allotments in the sale of the Firm Debentures by Schroder & Co. Inc.

         (d) Schroder & Co. Inc. covenants and agrees that it will take no action, nor fail to take any action, if such action or failure to take such action would have the effect that the offer or sale of the Debentures would not be exempt from the registration requirements of the Securities Act or the registration or qualification requirements of any state or political subdivision of the United States in which the Debentures are to be offered or sold. Schroder & Co. Inc. represents and agrees that (i) it has not offered or sold and will not offer or sell any Debentures to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Securities Act 1986 (the "Act"), and (ii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Debentures, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     1.  Delivery and Payment.  The closing for the purchase and sale of the
         --------------------
Debentures (the "Closing") will occur at the offices of Stroock & Stroock & Lavan LLP, counsel to Schroder & Co. Inc., 180 Maiden Lane, New York, New York 10038, on April 13, 1998, at 10:00 a.m., local time, or at such other time or on such other date as may be agreed upon by the Company and Schroder & Co. Inc. (the "Closing Date"). At the Closing, (i) each purchaser of 4(2) Debentures shall execute and deliver a purchase agreement in substantially the form included as Exhibit D to the Private Placement Memorandum (as defined in Section 3(a) hereof) (the "Purchase Agreement"), (ii) the purchase and sale of the 4(2) Debentures shall proceed in accordance with Section 3 of the Purchase Agreement and (iii) the Company will pay to Schroder & Co. Inc. the Placement Fee. Delivery of the 144A Debentures shall also be made at the Closing against payment (or the procurement of payment) by Schroder & Co. Inc. of the Subscription Price (net of any amounts described in Section 6 hereof and paid to Schroder & Co. Inc. on behalf of the Company). Such delivery shall be made to The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the "Depository"), of one or more global Debentures, each in definitive form, registered in the name of Cede & Co., as nominee of the Depository, having an aggregate amount corresponding to the aggregate principal amount of the 144A Debentures. All payments by Schroder & Co. Inc. and the Company at the Closing shall be in same day funds. Payments by the purchasers of the 4(2) Debentures shall be made in accordance with Section 3 of the Purchase Agreement.

     2.  Representations and Warranties of the Company.  The Company represents,
         ---------------------------------------------
warrants and covenants to Schroder & Co. Inc. as follows:

         (b) A Confidential Private Placement Memorandum dated April 7, 1998 relating to the Debentures (the "Private Placement Memorandum") has been prepared by the Company. No stop order or similar order preventing or suspending the use of the Private Placement Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of the Company, threatened by any securities or other governmental authority in any jurisdiction (including, without limitation, the Securities and Exchange Commission (the "Commission")); no order asserting that any of the transactions contemplated by this Agreement or the Private Placement Memorandum are subject to the registration requirements of the Securities Act has been issued; and no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Private Placement Memorandum or otherwise. Copies of the Private Placement Memorandum have been delivered to Schroder & Co. Inc.. The Company will not distribute the Private Placement Memorandum or prepare any amendment or supplement thereto to which Schroder & Co. Inc. shall reasonably object in writing after being furnished with a copy thereof. Any reference herein to the Private Placement Memorandum or any amendment or supplement thereto shall be deemed to refer to and include the documents relating to the Company (including financial statements, financial statement schedules and exhibits) included as exhibits and incorporated by reference therein pursuant to the terms thereof, and all such documents relating to the Company are hereinafter referred to as the "Incorporated Documents."

         (c) On the date hereof and on the date of the Private Placement Memorandum and at all times subsequent to the date hereof through and including the Closing Date, and on the date of any further amendment or supplement to the Private Placement Memorandum, no part of the Private Placement Memorandum (as amended or supplemented) relating to the Company contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date on which each Incorporated Document was first filed by the Company with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each such Incorporated Document, including the financial statements included in each such Incorporated Document, complied in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Rules and Regulations") or the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as the case may be. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to Schroder & Co. Inc. furnished in writing to the Company by Schroder & Co. Inc. expressly for use in the Private Placement Memorandum. For all purposes of this Agreement (including, but not limited to, Section 8 hereof), the statements set forth under the "Plan of Distribution" section of the Private Placement Memorandum constitute the only information relating to Schroder & Co. Inc. furnished in writing to the Company by Schroder & Co. Inc. expressly for use in the Private Placement Memorandum. The Company has not distributed any offering material in connection with the Offering other than the Private Placement Memorandum.

         (d) The Company has no significant subsidiaries as of the date hereof and the Closing Date. The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has, and at the Closing Date will have, full corporate or other power and authority to conduct all the activities conducted by it, to own or lease all the properties and assets owned or leased by it and to conduct its business as described in the Private Placement Memorandum. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified does not and will not have a material adverse effect, singly or in the aggregate, on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company (a "Material Adverse Effect"). Complete and correct copies of (i) the articles of incorporation and bylaws of the Company and all amendments thereto have been delivered to Schroder & Co. Inc., and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

        (e) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Private Placement Memorandum. The description of the securities of the Company in the Private Placement Memorandum is, and at the Closing Date will be, complete and accurate, in all material respects. Except as set forth in the Private Placement Memorandum, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants, convertible securities or obligations.

         (f) The combined financial statements and the related notes and schedules of the Company and the Predecessor (as defined below) set forth in the Private Placement Memorandum present fairly the financial condition of the Company or the Predecessor, as the case may be, as of the dates indicated and the combined results of operations, partners' and shareholders' equity (as applicable) and cash flows of the Company or the Predecessor, as the case may be, for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. The selected financial data for the Company and the Predecessor set forth under the caption "Selected Financial Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 included as Exhibit A to the Private Placement Memorandum and under the captions "Prospectus Summary -- Summary Financial and Operating Data" and "Selected Financial Data" in the Company's Prospectus Supplement dated October 21, 1997 included as Exhibit B to the Private Placement Memorandum (the "Prospectus") have been prepared on a basis consistent with the combined financial statements of the Company or the Predecessor, as the case may be. No other financial statements or schedules of the Company are required by the Exchange Act or the Exchange Act Rules and Regulations to be filed by the Company with the Commission on or prior to the date hereof or the Closing Date. KMPG Peat Marwick LLP (the "Company Accountants"), who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Predecessor and the Company as required by the Securities Act and the Securities Act Rules and Regulations. For proposes hereof, the term "Predecessor" shall mean Assisted Living Facilities, Inc., an Oregon corporation, and Madras Elder Care, an Oregon co-partnership.

         (g) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (h) Except as set forth or described in the Private Placement Memorandum, subsequent to the respective dates as of which information is given in the Private Placement Memorandum and prior to the Closing Date, (i) there has not been, and will not have been, any change in the capitalization of the Company or any material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company arising for any reason whatsoever, (ii) the Company has not incurred, and will not have incurred, any material liabilities or obligations, direct or contingent, (iii) the Company has not entered into, and will not have entered into, any material transactions other than in the ordinary course of business or pursuant to this Agreement, and (iv) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock.

         (i) Any deeds of trust, mortgages or similar instruments encumbering the Company's properties are not convertible into equity interests in such properties. Such deeds of trust, mortgages or similar instruments are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

               (i) Except as set forth in the Private Placement Memorandum, the Company has fee simple title to all properties and assets described in the Private Placement Memorandum as owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, equities, claims, easements, leases, tenancies or restrictions (collectively, "Encumbrances") the existence of which would have a Material Adverse Effect, except such as are described in the Private Placement Memorandum. The Company has valid, subsisting and enforceable leases for the properties described in the Private Placement Memorandum that are leased by it, free and clear of all Encumbrances the existence of which would have a Material Adverse Effect, except such as are described in the Private Placement Memorandum. Title insurance in favor of the Company is in full force and effect with respect to all real property owned by the Company in amounts at least equal to the purchase price paid by the Company therefore. The Company has no notice of any claim which has been or could be asserted by anyone adverse to the Company's rights as lessee under any lease or affecting or questioning the Company's right to the continued possession of the properties leased by the Company.

               (ii) All Encumbrances on or affecting the Company's properties which are required to be disclosed in the Private Placement Memorandum are disclosed therein. The use and occupancy of each of the Company's properties complies with all applicable codes and zoning laws and regulations, except where the failure to so comply would not have a Material Adverse Effect, and there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to the Company's properties.

         (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (k) Except as set forth in the Private Placement Memorandum, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its directors, officers or stockholders in their capacity as such, or any of the properties or assets owned or leased by the Company, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), which is reasonably likely to result in a Material Adverse Effect.

         (l) The Company has, and at the Closing Date will have, all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on its business and own or lease its properties as contemplated in the Private Placement Memorandum, except where the failure to have such Licenses would not have a Material Adverse Effect. The Company has, and at the Closing Date will have, complied in all material respects with all laws, regulations and orders applicable to it or its business and properties, except where the failure to so comply would not have a Material Adverse Effect. The Company is not, and at the Closing Date will not be, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its properties is bound or affected, which default would individually or in the aggregate have a Material Adverse Effect. To the best knowledge of the Company, no other party under any such contract or other agreement, is in default in any material respect thereunder. Without limiting the generality of the foregoing, except as otherwise described in the Private Placement Memorandum, each of the assisted living residences operated by the Company are certified to participate in the Medicaid programs. The Company has not received any notice of any governmental proceedings or actions pending or, to the Company's knowledge, threatened for the purpose of suspending, modifying or revoking any License held by the Company (including, without limitation, any proceeding or action to decertify any of the foregoing facilities from participation in any Medicaid program). The Company is not in violation of any provision of its Restated Certificate of Incorporation, as amended.
         (m) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Debentures by the Company and the issuance by the Company of the Conversion Shares upon conversion of the Debentures, except such as have been obtained and such as may be required under state securities or Blue Sky laws.

         (n) The Company has full corporate power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, subject, as to enforcement, and except as limited by, applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability now or hereafter in effect relating to or affecting creditors' rights and to general principles of equity. Except as disclosed in the Private Placement Memorandum, the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the articles of incorporation or bylaws of the Company, as amended, or (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its assets or properties are bound or affected, which is material to the Company, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the business or properties of the Company. The Company has full power and authority to authorize, issue, and sell the Debentures and the Conversion Shares.

         (o) There is no document or contract of a character required to be described in any Incorporated Document or to be filed as an exhibit to any Incorporated Document which is not described or filed as required.

         (p) All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

         (q) Neither the Company nor any of its directors, officers or affiliates (within the meaning of the Securities Act Rules and Regulations) has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Securities Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures or otherwise.

         (r) No holder of securities of the Company will have rights to the registration of any securities of the Company as a result of the filing of the registration statement contemplated by the Private Placement Memorandum with respect to the Conversion Shares.

         (s) The Company is not involved in any material labor dispute with its employees, and to the Company's knowledge, no such dispute is threatened or imminent.

         (t) The Company owns, or is licensed or otherwise has the right to use, all material trademarks and trade names which are used in or necessary for the conduct of its business as described in the Private Placement Memorandum. To the Company's knowledge, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

         (u) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds of the Company in violation of any law, rule or regulation or of a character required to be disclosed in any Incorporated Document, except as disclosed therein.

         (v) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew their existing insurance coverage as and when such coverage expires.

         (w) Except as set forth in the Private Placement Memorandum, the business, operations and facilities of the Company have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules regulations, Licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction , and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and the Company has not received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

         (x) The Company filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, which alone or in the aggregate would have a Material Adverse Effect, to the extent that any of the foregoing is due and payable.

         (y) Each certificate signed by any officer of the Company and delivered to Schroder & Co. Inc. or counsel for Schroder & Co. Inc. shall be deemed to be a representation and warranty by the Company to Schroder & Co. Inc. as to the matters covered thereby.

         (z) The Debentures have been duly and validly authorized and the Debentures, when the Indenture has been duly executed and delivered by the Company and the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when the Debentures have been authenticated by the Trustee and issued, executed, delivered and sold by the Company in accordance with the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will (i) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (ii) be convertible into the Conversion Shares in accordance with the terms of the Indenture. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or other similar rights. The Debentures and the Conversion Shares, when issued, will conform to the respective descriptions thereof set forth in the Private Placement Memorandum.

         (aa) The Indenture has been duly and validly authorized by the Company and when the Indenture has been duly executed and delivered by the Company and the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee), the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Indenture will conform to the description thereof set forth in the Private Placement Memorandum.

         (bb) Subject to Schroder & Co. Inc.'s conformity to its obligations set forth herein and in reliance upon the representations and warranties of each purchaser of 4(2) Debentures to be set forth in their respective Purchase Agreements, the sale to Schroder & Co. Inc. and resale by Schroder & Co. Inc. of the 144A Debentures as contemplated herein and in reliance upon the representations and warranties of each purchaser of 4(2) Debentures to be set forth in their respective Purchase Agreements, the sale of the Debentures as contemplated herein and in the Private Placement Memorandum is exempt from the registration and prospectus delivery requirements of the Securities Act. With respect to the offer or sale of the Debentures and the Exempt Resales, neither the Company nor any of its representatives (which, for purposes of this Section 3(aa), shall not include Schroder & Co. Inc.), has engaged in any form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising (provided that any press release being issued by the Company solely to disclose the transactions contemplated herein shall not be deemed to constitute a general solicitation). No securities of the same class as the Debentures or the Conversion Shares have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (cc) The Company has dealt with no broker, finder, commission agent or other person in connection with the sale of the Debentures and the transactions contemplated by this Agreement and the Private Placement Memorandum, other than Schroder & Co. Inc., and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the commission to Schroder & Co. Inc. contemplated hereby.

         (dd) The Private Placement Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information required by Rule 144A.

         (ee) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange, registered under Section 6 of the Exchange Act or are quoted in an automated inter-dealer quotation system.

     1. Agreements of the Company. The Company covenants and agrees with
        -------------------------
Schroder & Co. Inc. as follows:

        (d) The Company will not, at any time when the Private Placement Memorandum is delivered in connection with sales of the Debentures, amend or supplement the Private Placement Memorandum, unless a copy thereof shall first have been submitted to Schroder & Co. Inc. within a reasonable period of time prior to the use thereof and Schroder & Co. Inc. shall not have objected thereto in good faith.

        (e) The Company will notify Schroder & Co. Inc. promptly, and will confirm such advice in writing, (i) of any request by the securities or other governmental authority of any jurisdiction for any additional information (including, but not limited to, any amendments or supplements to the Private Placement Memorandum), (ii) of the issuance by any securities or other governmental authority of any jurisdiction (including, but not limited to, the Commission) of any stop order suspending or preventing the use of the Private Placement Memorandum or asserting that the offering and sale of the Debentures is subject to the registration requirements of the Securities Act, or the initiation of any proceedings for any such purposes or the threat thereof, (iii) of the happening of any event during the period mentioned in Section 4(a) that in the judgment of the

Company makes any statement made in the Private Placement Memorandum untrue or that requires the making of any changes in the Private Placement Memorandum in order to make the statements therein not misleading and (iv) of receipt by the Company or any representative or attorney of the Company of any other communication from any securities or other governmental authority of any jurisdiction (including, without limitation, the Commission) relating to the Company or the Private Placement Memorandum. If at any time any securities or other governmental authority (including, without limitation, the Commission) shall issue any order described in clause (ii) of the immediately preceding sentence, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to prepare and deliver the Private Placement Memorandum to Schroder & Co. Inc. as promptly as practicable after the date hereof.

        (f) If, at any time when the Private Placement Memorandum relating to the Debentures is required to be delivered under the laws of any jurisdiction, any event occurs as a result of which the Private Placement Memorandum, as then amended, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend the Private Placement Memorandum to comply with the laws of any jurisdiction, the Company will promptly notify Schroder & Co. Inc. thereof and, subject to Section 4(b) hereof, will prepare an amendment to the Private Placement Memorandum that corrects such statement or omission or effects such compliance.

        (g) The Company will deliver to Schroder & Co. Inc., without charge, as many copies of the Private Placement Memorandum or any amendment thereto as Schroder & Co. Inc. may reasonably request. The Company consents to the use of the Private Placement Memorandum or any amendment or supplement thereto by Schroder & Co. Inc. in connection with the Offering.

        (h) It will arrange for the qualification of the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as Schroder & Co. Inc. may designate and will continue such qualifications in effect for as long as may be necessary to complete the Offering; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not now so subject.

        (i) The Company will apply the net proceeds from the sale of the Debentures as set forth under "Use of Proceeds" in the Private Placement Memorandum.

        (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of any security of the Company to facilitate the sale or resale of any of the Debentures.

        (k) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Debentures or the Conversion Shares in a manner which would require the registration under the Securities Act of the Debentures or the Conversion Shares.

        (l) To the extent the Company remains bound by the Registration Rights Agreement, dated as of April 7, 1998, by and among the Company and each of the Purchasers (the "Registration Rights Agreement"), the Company agrees that it will comply with the terms and provisions thereof.

        (m) The Company will cause the Debentures to be listed for trading on the Private Offering Resales and Trading through Automated Linkages (the "PORTAL Market") System of the National Association of Securities Dealers, Inc. ("NASD"), subject only to notice of issuance.

        (n) The Company will cause the Conversion Shares to be listed on the American Stock Exchange ("AMEX") no later than the time the Debentures become convertible pursuant to the Indenture.

        (o) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Debentures or the Conversion Shares in a manner which would require the registration under the Securities Act of the offer and sale of the Debentures and the Conversion Shares pursuant to this Agreement.

        (p) For so long as any of the Rule 144A Debentures remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder or beneficial holder of securities which continue to be restricted securities in connection with any sale thereof to any prospective purchaser of such securities from such holder or beneficial holder, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

    1.  Expenses.  The Company will pay, or reimburse if paid by Schroder & Co.
        --------
Inc., all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including, but not limited to all costs and expenses of or relating to (i) the printing or other production of all documents with respect to the transactions, including any costs of printing the Private Placement Memorandum, and any amendment or supplement to either thereof, this Agreement, the Indenture and any blue sky memoranda; (ii) all arrangements relating to the delivery to Schroder & Co. Inc. of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company,
(iv) preparation, issuance and delivery of any certificates evidencing the Debentures and the Conversion Shares, including Trustee's, transfer agent's and registrar's fees, (v) the qualification of the Debentures and the Conversion Shares under blue sky laws, including filing fees and fees and disbursements of counsel for Schroder & Co. Inc. relating thereto; (vi) the listing of the Conversion Shares on the AMEX and the qualification for trading of the Debentures on the National Association of Securities Dealers' PORTAL system, and
(vii) expenses of Company personnel in connection with their attendance at meetings with prospective investors in the Debentures and advertising relating to the Offering (other than shall have been specifically approved by Schroder & Co. Inc. to be paid for by it). If the sale of the Debentures provided for herein is not consummated because any condition to the obligations of Schroder & Co. Inc. set forth in Section 6 hereof is not satisfied, because this

Agreement is otherwise terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by Schroder & Co. Inc., the Company will reimburse Schroder & Co. Inc. for all out-of-pocket expenses (including the reasonable fees, disbursements, and other charges of counsel to Schroder & Co. Inc.) incurred by them in connection herewith. The Company shall not in any event be liable to Schroder & Co. Inc. for the loss of anticipated profits from the transactions covered by this Agreement.

     2. Conditions of the Obligations of Schroder & Co. Inc.  The obligations of
        ----------------------------------------------------
Schroder & Co. Inc. hereunder are subject to the following conditions:

        (g) No stop order or similar order preventing or suspending the use of the Private Placement Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of the Company or Schroder & Co. Inc., threatened by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order asserting that any of the transactions contemplated by this Agreement or the Private Placement Memorandum are subject to the registration requirements of the Securities Act has been issued; no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Private Placement Memorandum or otherwise; no order suspending the qualification or registration of the Debentures or the Conversion Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened by the authorities of any such jurisdiction; and after the date hereof no amendment or supplement to the Private Placement Memorandum shall have been prepared unless a copy thereof was first submitted to Schroder & Co. Inc. and Schroder & Co. Inc. did not object thereto in good faith.

        (h) Since the respective dates as of which information is given in the Private Placement Memorandum, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and (ii) the Company shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Private Placement Memorandum, if in the judgment of Schroder & Co. Inc. any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Debentures.

        (i) Since the respective dates as of which information is given in the Private Placement Memorandum, there shall have been no litigation or other proceeding instituted against the Company or any of its officers, directors or stockholders in their capacities as such, or any of their respective assets or properties, before or by any Governmental Body in which litigation or proceeding is reasonably likely to result in a Material Adverse Effect.

        (j) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been fully performed, fulfilled or complied with.

        (k) Schroder & Co. Inc. shall have received an opinion, dated the Closing Date from Latham & Watkins, counsel for the Company in form and substance satisfactory to Schroder & Co. Inc. Schroder & Co. Inc. shall have received an opinion, dated the Closing Date, from Schreck Morris, Nevada counsel for the Company, in form and substance satisfactory to Schroder & Co. Inc. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. The foregoing opinion of Latham & Watkins shall also state that Schroder & Co. Inc. is justified in relying upon such opinion of Schreck Morris, and a copy of such opinion shall be delivered to Schroder & Co. Inc. and Schroder & Co. Inc.'s counsel.

        (l) No later than April 13, 1998, the Company Accountants shall have furnished to Schroder & Co. Inc. a letter, dated the date of its delivery (the "Original Letter"), addressed to Schroder & Co. Inc. and in form and substance satisfactory to Schroder & Co. Inc., confirming that (i) they are independent public accountants with respect to the Company and the Predecessor within the meaning of the Securities Act and the Securities Act Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information and schedules (and pro forma financial information) included or incorporated in the Private Placement Memorandum, and examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with the generally accepted auditing standards, set forth in detail in the Original Letter, including a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and the Predecessor, inspections of the minute books of the Company and the minute books and partnership records of the Predecessor since the latest audited financial statements included or incorporated in the Private Placement Memorandum, inquiries of officials of the Company and the Predecessor responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements and schedules of the Company and the Predecessor included or incorporated in the Private Placement Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations, or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements included in the prospectus; (B) any other unaudited income statement data and balance sheet items included or incorporated in the Private Placement Memorandum do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included or incorporated in the Private Placement Memorandum; (C) the unaudited financial statements which were not included or incorporated in the Private Placement Memorandum but from which were derived an unaudited financial statements referred to in Clause A and any unaudited income statement data and balance sheet items included or incorporated in the Private Placement Memorandum and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated in the Private

Placement Memorandum; (D) the unaudited pro forma financial statements included or incorporated in the Private Placement Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; (E) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock or partnership interest of the Company or the Predecessor of any increase in the long-term debt of the Company or the Predecessor, or any decreases in net current assets or net assets or other items specified by Schroder & Co. Inc., or any increases in any items specified by Schroder & Co. Inc., in each case as compared with amounts shown in the latest balance sheet included or incorporated in the Private Placement Memorandum, except in each case for changes, increases or decreases which the Private Placement Memorandum discloses have occurred or may occur or which are described in the Original Letter; and (F) for the period from the date of the latest financial statements included or incorporated in the Private Placement Memorandum to the specified date referred to in Clause E, there were any decreases in revenues or the total or per share amounts of net income or other items specified by Schroder & Co. Inc., or any increases in any items specified by Schroder & Co. Inc., in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by Schroder & Co. Inc. , except in each case for decreases or increases which the Private Placement Memorandum discloses have occurred or may occur or which are described in the Original Letter; and (iv) in addition to the examination referred to in their reports included in the Private Placement Memorandum, and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by Schroder & Co. Inc., which are derived from the general accounting, financial or other records of the Company or the Predecessor, as the case may be, which appear in the Private Placement Memorandum or in any Incorporated Document, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement. At the Closing Date, the Company Accountants shall have furnished to Schroder & Co. Inc. a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

        (m) At the Closing Date, there shall be furnished to Schroder & Co. Inc. a certificate, dated the Closing Date, signed by each of the Chief Executive Officer and the Vice President and Controller of the Company, to the effect that:
              (i) Each signer of such certificate has carefully examined the Private Placement Memorandum and (A) as of the date of such certificate, the Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (B) since the date of the Private Placement Memorandum no event has occurred as a result of which it is necessary to amend or supplement the Private Placement Memorandum in order to make the statements therein not untrue or misleading in any material respect;

              (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects;

              (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

              (iv) No stop order or similar order preventing or suspending the use of the Confidential Placement Memorandum or the Preliminary Confidential Placement Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of the Company, threatened by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order asserting that any of the transactions contemplated by this Agreement or the Confidential Placement Memorandum are subject to the registration requirements of the Securities Act has been issued; no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Confidential Placement Memorandum, the Preliminary Confidential Placement Memorandum or otherwise; no order suspending the qualification or registration of the Debentures or the Conversion Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the Company's knowledge, threatened by the authorities of any such jurisdiction.

        (n) The Company shall have furnished to Schroder & Co. Inc. such certificates, in addition to those specifically mentioned herein, as Schroder & Co. Inc. may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Private Placement Memorandum, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of Schroder & Co. Inc.

        (o) All opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

        (p) The Debentures shall have been approved for listing on the National Association of Securities Dealers' PORTAL system, subject only to notice of issuance.

     7.  Indemnification and Contribution.
         --------------------------------

        (a) The Company agrees to indemnify and hold harmless Schroder & Co. Inc. and each person, if any, who controls Schroder & Co. Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in
(A) the Private Placement Memorandum or any amendment or supplement thereto or
(B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Debentures and the Conversion Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in the Private Placement Memorandum or any amendment or supplement thereto or in any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, Schroder & Co. Inc. and each such controlling person for any legal or other expenses reasonably incurred by Schroder & Co. Inc. or such controlling person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage or liability based upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with written information furnished to the Company by Schroder & Co. Inc. expressly for use therein; provided, further, that such indemnity with respect to the Private Placement
--------  -------
Memorandum shall not inure to the benefit of Schroder & Co. Inc. (or any such controlling person) from whom the person asserting any such loss, claim, damage, liability or action purchased Debentures which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that Schroder & Co. Inc. failed to send or give a copy of the Private Placement Memorandum (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Debentures to such person in any case where such delivery is required by the Securities Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in the Private Placement Memorandum that was corrected in any amendment or supplement to the Private Placement Memorandum, unless such failure to deliver the Private Placement Memorandum (as amended or supplemented) was the result of noncompliance by the Company with Section 5(c) or 5(d). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of Schroder & Co. Inc., settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Schroder & Co. Inc. or any person who controls Schroder & Co. Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of Schroder & Co. Inc. and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

        (b) Schroder & Co. Inc. will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company, and any such director, officer or controlling person may become subject under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or any amendment or supplement to the Private Placement Memorandum or any Application, or material fact required to be stated therein or (ii) the omission or the alleged omission to state in the Private Placement Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Schroder & Co. Inc. expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Placement Agent may otherwise have. The Company acknowledges that for all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" of the Private Placement Memorandum constitute the only information Schroder & Co. Inc. furnished in writing to the Company expressly for inclusion in the Private Placement Memorandum. This indemnity agreement will be in addition to any liability that Schroder & Co. Inc. might otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 7, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under subsection (a) or (b) of this
Section 7 or to the extent that the indemnifying party was not adversely affected by such omission. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action
                   --------  -------
include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Schroder &

Co. Inc. in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

        (d) If the indemnification provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Schroder & Co. Inc., on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses, but after deducting Schroder & Co. Inc.'s fee) received by the Company bears to the total commissions and fee received by Schroder & Co. Inc. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Schroder & Co. Inc., the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, as well as any other relevant equitable considerations appropriate in the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and Schroder & Co. Inc. agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), Schroder & Co. Inc. shall not be obligated to make contributions hereunder that in the aggregate exceed the fee received by it with respect to the Debentures purchased under this Agreement, less the aggregate amount of any damages that such Placement Agent has otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7(d), each person, if any, who controls Schroder & Co. Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Schroder & Co. Inc., and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 7(d), notify any such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

     8.  Survival.  The respective representations, warranties, agreements,
         --------
covenants, indemnities and other statements of the Company, its officers, and Schroder & Co. Inc. set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, Schroder & Co. Inc. or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Debentures. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     9.  Termination.  The obligations of Schroder & Co. Inc. under this
         -----------
Agreement may be terminated at any time prior to the Closing Date by notice to the Company from Schroder & Co. Inc., without liability on the part of Schroder & Co. Inc. to the Company if, prior to delivery and payment for the Debentures, in the sole judgment of Schroder & Co. Inc.:

              (i) the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

              (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Common Stock;

              (iii) trading in securities generally on the AMEX, New York Stock Exchange or the International Stock Exchange of the United Kingdom and The Republic of Ireland, Limited shall have been suspended or limited or minimum or maximum prices shall have been generally established on either such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority;

              (iv) a general banking moratorium shall have been declared by Federal, New York State or United Kingdom authorities; or

              (v) any material adverse change in the financial or securities markets in the United States or United Kingdom or any outbreak or escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of Schroder & Co. Inc., impracticable or inadvisable to proceed with the Offering or the delivery of the Debentures on the terms and in the manner contemplated by the Confidential Placement Memorandum.

       Any termination pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7.

     10.  Notices.  Notice given pursuant to any of the provisions of this
          -------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 9955 SE Washington, Suite 303, Portland, Oregon 97216, Attention: Chief Executive Officer, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Gary Olson, Esq., or (b) if to Schroder & Co. Inc., at the offices of Schroder & Co. Inc., 787 Seventh Avenue, 5th Floor, New York, New York 10019, Attention: Bradley G. Razook. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     11.  Successors.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon Schroder & Co. Inc., the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control Schroder & Co. Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of Schroder & Co. Inc. contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of 144A Debentures from Schroder & Co. Inc. shall be deemed a successor because of such purchase. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

     12.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT,
          --------------
AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.



     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and Schroder & Co. Inc.


                                 ASSISTED LIVING CONCEPTS, INC.

                                 By:   /s/ Keren Brown Wilson
                                    ----------------------------------
                                 Name:  Keren Brown Wilson
                                 Title: President and Chief Operating Officer


                                 SCHRODER & CO. INC.

                                 By:    /s/ Laurent X de Marval
                                    ---------------------------------------
                                 Name:  Laurent X de Marvel
                                 Title: Managing Director